UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

_________________

STRATOS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30869 (Commission File Number)	36-4360035 (IRS Employer Identification No.)

7444 West Wilson Avenue, Chicago, IL (Address of principal executive offices)	60706 (Zip Code)

Registrant’s telephone number, including area code: (708) 867-9600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 24, 2005, Stratos issued the press release attached as Exhibit 99.1 and incorporated herein. The press release discloses that, on February 16, 2005, the United States District Court for the Northern District of California entered a judgment in favor of Stratos in the case of Lego et al. v. Stratos, a case which arose out of Stratos’ acquisition of Tsunami Optics, Inc. in February 2002.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

        The following exhibits are furnished with this document:

Exhibit Number	Description of Exhibit
99.1	Press Release titled "Stratos International Announces Favorable Court Judgment" dated February 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS INTERNATIONAL, INC. By: /s/ Barry Hollingsworth Name: Barry Hollingsworth Title: Chief Financial Officer
Date: February 25, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release titled "Stratos International Announces Favorable Court Judgment" dated February 24, 2005.

Exhibit 99.1

Stratos International Announces Favorable Court Judgment

CHICAGO, Feb. 24 /PRNewswire-FirstCall/ — Stratos International, Inc. (Nasdaq: STLW), a leading provider of optoelectronic, fiber optic, and radio frequency (RF) and microwave subsystems and components, today announced that a federal court has issued a judgment in the Company’s favor in a lawsuit arising out of a 2002 acquisition made by the Company.

On February 16, 2005, the United States District Court For The Northern District of California entered a judgment in favor of Stratos in the case of Lego et al. v. Stratos. The case was originally brought against Stratos by Catherine Lego, as representative of shareholders of Tsunami Optics, Inc. The case arose out of Stratos’ acquisition of Tsunami Optics, Inc. in February 2002 and the plaintiffs sought $38 million in damages or the rescission of the acquisition agreement. The court had previously dismissed 11 of the 13 claims in the case and a trial on the remaining two claims (breach of contract and rescission) was held in December. The court also entered a judgment in favor of the plaintiffs in connection with counterclaims brought by Stratos.

“We have vigorously defended ourselves against these claims because we have felt for some time that they were without merit,” said Andy Harris, President and Chief Executive Officer of Stratos International. “The findings and conclusions of the court confirm no wrongdoing by either Stratos or the Lego group. Accordingly, neither party gained from this suit. Obviously, we are very pleased with the court’s decision. These types of things have a way of distracting a company from its mission, but our focus has remained on leveraging an excellent and dedicated employee base, building on our strong long-term customer relationships, and executing on our operating plan.”

ABOUT STRATOS INTERNATIONAL

Stratos International, Inc. is a leading designer, developer and manufacturer of active and passive optical, optoelectronic, RF and Microwave components, subsystems and interconnect products used in telecom, enterprise, military and video markets.

Stratos has a rich history of optical and mechanical packaging expertise and has been a pioneer in developing several optical devices using innovative form factors for telecom, datacom and harsh environments application. This expertise, coupled with several strategic acquisitions, has allowed Stratos to amass a broad range of products and build a strong IP portfolio of more than 100 patents. Stratos is a market leader in several niches including specialty optical products such as RJ and low rider transceivers, Media Interface Adapters, flex circuits, as well as high performance RF and microwave coax and triax interconnect products. Stratos currently serves more than 400 active customers in telecom, military and video markets.

For additional information contact Stratos International at 7444 W. Wilson Ave., Chicago, IL USA 60706-4549; Tel: 708.867.9600. Fax: 708.867.0996. Website: http://www.stratoslightwave.com.